Annual Shareholders Meeting
June 2, 2010

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this presentation that are not purely historical, including statements about financial outlook and business environment, are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements are based on our current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the 2009 Photonic Products Group, Inc Annual Report filed on Form 10-0K with the Securities and Exchange Commission. The forward looking statements made in this presentation are made as of the date hereof and Photonic Products Group, Inc. does not assume any obligation to update publicly any forward looking statement.

PPGI Organization Chart


Board of Directors
President & CEO
Quality
Human Resources
Engineering
NV Operations
Sales & Marketing
MRC Operations
Accounting

2009 Results

- Sales of $11.1 million - down 32%
- Bookings $9.5 million – 27% decrease from last year
- Net loss of $2.8 million vs. net income of $1.1 million in 2008
- Net loss included non-cash goodwill write-off of $1.6 million
- EPS $(0.25) (loss) basic and diluted vs. $0.10 & $0.08 L.Y.
- Net cash from operations of $815k - up from $548k in 2008
- Reduced fixed debt by $137k
- Year end working capital of $6.4 million and cash of $4.1 million

2009 Results (continued)

- Workforce reductions - $1.5 million & 20% headcount decrease
- Sales and marketing efforts in International market
- New product development
- Progress made on improving MRC operations
- Raytheon 2009 "3 Star Supplier Excellence" award – 2nd year
- Reorganized Sales force
- Re-aligned Manufacturing / improved Engineering capability
- Strengthened Financial team
- Selective capital expenditures to protect existing business and improve competitive capability

Highlights Q1 2010

- Sales $2.8 million – flat vs. last year
- Q1 Bookings $3.2 million compared to $1.6 million last year
- Gross margin of 19.2%, up from 13.6% Q1 2009
- Net loss of $274k vs. loss of $314k last year
- E.P.S of $(0.2) basic and diluted ($0.03 – Q1 2009)
- Net cash from operations - $480k up from $357k Q1 last year
- Quarter-end working capital of $6.6 million and cash of $4.5 million

Critical Supplier


NORTHROP GRUMMAN
ATK
BAE SYSTEMS
LOCKHEED MARTIN
We never forget who we're working for™
PPGI
Companies
COHERENT.
KLA Tencor
PHYSICAL
ELECTRONICS
Raytheon

Many companies in our industry depend on "Micro-Size" companies for critical components and devices

2010 Strategic Focus

- People, Products and Processes
  - ✓ Expand sales organization
  - ✓ Improve engineering capabilities to enter new markets
  - ✓ Process improvements to lower cost and improve quality
  - ✓ Increase focus in product development
  - ✓ Selective Investment in People and equipment
- All of PPGI ISO certified
- Debt reduction and cash flow improvement